Exhibit 10.19.1

Amendment No. 1 to

2021 Intellectual Property Rights License Agreement

This Amendment No. 1 to 2021 Intellectual Property Rights License Agreement (the “Amendment”) is entered into by and among the following parties:

Party A : Beijing Shougang LanzaTech Technology Co., Ltd, formerly known as Beijing Shougang LanzaTech New Energy Technology Company, Ltd. (“JV Company”)

Address: Room 1601-6, 16th Floor, Building 1, No. 1 Courtyard, Tianshunzhuang North Road, Shijingshan District, Beijing

Party B : LanzaTech Hong Kong Limited (“LanzaTech HK”)

Address: 6F Alexandra House, 18 Chater Road Central, HK

Party C: LanzaTech NZ, Inc., formerly known as LanzaTech New Zealand Limited (“LanzaTech NZ”)

Address: 8045 Lamon Ave. Suite 400, Skokie, IL 60077

(Party A, Party B and Party C are collectively the “Parties” and individually a “Party”.)

Whereas:

a.	JV company and LanzaTech HK agree to amend certain terms and conditions of the 2021 Intellectual Property Rights License Agreement (“Agreement”);
b.	LanzaTech NZ, as owner of the Licensed IPR, agrees to participate the Agreement as a party for specific purpose of the undertaking set forth in this Amendment.

The Parties agree to add the following Section 12.6 at the end of the Section 12 “Term and Termination” of the Agreement:

12.6 Right of Continuous Use

If by operation of the Export Administration Regulations administered by the U.S. Commerce Department’s Bureau of Industry and Security and the economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the right to continuously use the Licensed Subject Matter as currently provided under this Agreement is prohibited, restricted or subject to US governmental approval but such approval is rejected (the date of the prohibition being the “Export Control Effective Date”), the Parties agree as follows:

(1) As of the Export Control Effective Date, subject to JV Company’s ongoing full compliance with the terms of the Agreement, JV Company will have the right to continue to use the Licensed Subject Matter in accordance with the Agreement, to the extent that such Licensed Subject Matter existed and were licensed by LanzaTech HK to JV Company under the Agreement, prior to the Export Control Effective Date; and neither LanzaTech HK nor LanzaTech NZ will initiate patent infringement claims against JV Company for its continuous use of the Licensed Subject Matter under Section 12.6 (1) for as long as such use is contemplated by Section 12.6 (1) above and provided that JV Company remains in compliance with this Agreement, and such variations to this

Agreement as LanzaTech HK and JV Company agree to take into account the restrictions imposed by law.

(2) After the Export Control Effective Date, LanzaTech NZ and JV Company agree to enter into discussion to explore the restrictions imposed by law and other legally possible solutions and corresponding variations to this Agreement, provided that such variations are lawfully permittable under the applicable US laws and are commercially reasonable and practicable.  However, any variation will be subject to agreement in writing by the Parties and there is no guarantee that any such agreement will be finally concluded.  For the avoidance of doubt, JV Company’s right to continuously use the Licensed Subject Matter as provided in Section 12.6 (1) will not be impacted even if there is no further agreement.

This Amendment will come into effect when it is duly signed by the authorized representatives of all Parties.  Once this Amendment will modify and take precedence over any inconsistent terms of the Agreement.  All other terms of the referenced Agreement, not affected by this Amendment, remain in full force and effect.

Agreed to:		Agreed to:

Beijing Shougang LanzaTech Technology Co., Ltd.		LanzaTech Hong Kong Limited

By:	/s/ Dong Yan	By:	/s/ Jennifer Holmgren
(Authorized Signature)		(Authorized Signature)

Name (type/print):	Dong Yan	Name (type/print):	Jennifer Holmgren:

Date:	2022.01.12	Date:	January 14, 2022

Agreed to solely for the purposes of Section 12.6
as inserted into the Agreement by this Amendment:

LanzaTech NZ, Inc.

By:	/s/ Jennifer Holmgren
(Authorized Signature)

Name (type/print):	Jennifer Holmgren

Date:	January 14, 2022